UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 17, 2012

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The registrant hereby amends its Current Report on Form 8-K filed on September 20, 2012 (the “Form 8-K”), as set forth in this Current Report on Form 8-K/A (this “Form 8-K/A”). The Form 8-K was filed to report, among other things, the appointment of Ms. Naomi O. Seligman to the Board of Directors (the “Board”) of iGATE Corporation (the “Company”) and the compensation structure for her service on the Board.

This Form 8-K/A is being filed solely to correct misstatements regarding the recurrence of certain elements of Ms. Seligman’s compensation described in the third paragraph of Item 5.02 of the Form 8-K. All elements of compensation for Ms. Seligman’s service on the Board and Board committees will be made on an annual basis, as indicated in this Form 8-K/A, and not on a one-time basis, as indicated in the Form 8-K

The third paragraph of Item 5.02 of the Form 8-K is amended and restated below in its entirety and, except as described herein, no other information contained in the Form 8-K has been updated or amended. Accordingly, this Form 8-K/A should be read in conjunction with the Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a member of the Board, Ms. Seligman will be compensated in accordance with the Company’s director compensation program. The compensation structure for Ms. Seligman includes: (1) annual cash compensation of $40,000 per annum which Ms. Seligman may take in cash or shares of restricted stock or split between cash and shares of restricted stock as she may decide; and (2) an annual grant of $85,000 which will be split in equal amounts between options to Ms. Seligman at fair market value as of the date of her appointment, vesting annually over a period of three (3) years, and restricted stock which will vest after one (1) year, with half being paid at vesting and the other half being paid at the termination of her service to the Board. Service on Board committees will result in additional annual grants of $10,000 per committee which Ms. Seligman may take in cash or shares of restricted stock or split between cash and shares of restricted stock as she may decide, in consideration of her service on such committee. If Ms. Seligman is subsequently appointed as chairperson of any committee of the Board, she will receive an annual grant of $15,000 per committee which she may take in cash or shares of restricted stock or split between cash and shares of restricted stock as she may decide, in consideration of her service as chairperson of such committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/ S / MUKUND SRINATH
Name:	Mukund Srinath
Title:	Corporate Secretary

November 30, 2012